THE PANTRY, INC.		Stockholder Meeting to be held on 03/17/09
** IMPORTANT NOTICE **		Proxy Materials Available
Regarding the Availability of Proxy Materials	•	Notice and Proxy
You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.	•	Statement

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

PROXY MATERIALS - VIEW OR RECEIVE

You can choose to view the materials online or receive a paper or e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will

NOT be forwarded to your investment advisor.

To facilitate timely delivery please make the request as instructed below on or before 02/26/09.

HOW TO VIEW MATERIALS VIA THE INTERNET Have the 12 Digit Control Number available and visit: www.proxyvote.com

HOW TO REQUEST A COPY OF MATERIALS

1) BY INTERNET - www.proxyvote.com

2) BY TELEPHONE - 1-800-579-1639

3) BY E-MAIL*     - sendmaterial@proxyvote.com

*If requesting materials by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line.

See the Reverse Side for Meeting Information and Instructions on How to Vote

How To Vote
Meeting Information		Vote In Person
Meeting Type: Meeting Date: Meeting Time: For holders as of:	Annual 03/17/09 10:00 A.M. Eastern Time 01/21/09

Should you choose to vote these shares in person at the meeting you must request a "legal proxy". To request a legal proxy please follow the instructions at www.proxyvote.com or request a paper copy of the materials. Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Meeting Location:
The Umstead Hotel & Spa		Vote By Internet
5 SAS Campus Drive 100 Woodland Pond Cary, NC 27513

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

Voting items
The Board recommends a vote "FOR" each of the proposals listed below.
1.	ELECTION OF DIRECTORS
	Nominees:
	01)	Peter J. Sodini	06)	Terry L. McElroy
	02)	Robert F. Bernstock	07)	Mark D. Miles
	03)	Paul L. Brunswick	08)	Bryan E. Monkhouse
	04)	Wilfred A. Finnegan	09)	Thomas M. Murnane
	05)	Edwin J. Holman	10)	Maria C. Richter

•	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the company and its subsidiaries for the fiscal year ending September 24, 2009.

Voting Instructions